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                         Consent of Persons
                       About to Become Directors


         Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consent to being named in the Registration Statement on Form S-4 of Greater New York Bancorp Inc. (the "Registrant"), filed February 20, 1997, as persons who are about to become directors of the Registrant.

         IN WITNESS WHEREOF, the undersigned have signed this consent this th day of March, 1997.

/s/ Gwendolyn Calvert Baker                      /s/ C. Stephen Connolly
----------------------------                     ---------------------------
Gwendolyn Calvert Baker                          C. Stephen Connolly

/s/ Peter C. Haeffner, Jr.                       /s/ Nicholas A. Marshall
----------------------------                     ---------------------------
Peter C. Haeffner, Jr.                           Nicholas A. Marshall

/s/ William F. de Neergaard                      /s/ James G. Peel
----------------------------                     ---------------------------
William F. de Neergaard                          James G. Peel

/s/ Philip F. Ruppel                             /s/ George H. Sorter
----------------------------                     ---------------------------
Philip F. Ruppel                                 George H. Sorter

/s/ William F. Ward
----------------------------
William F. Ward


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